Exhibit 10.2

2009 Incentive Plan Nonstatutory Stock Option Agreement

We are pleased to inform you that you have been granted an option to purchase common stock of PerkinElmer, Inc. (“PerkinElmer”).

This agreement evidences the grant by PerkinElmer on [GRANT DATE] (the “Date of Grant”) to [NAME OF EMPLOYEE] (“You” or the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2009 Incentive Plan (the “Plan”), a total of [NUMBER] shares of common stock of the Company at $[EXERCISE PRICE] per share. Unless earlier terminated, this option shall expire at 5:00 pm Eastern time on [EXPIRATION DATE] (the “Last Date to Exercise”).

Your grant has been made under the Plan which, together with the terms contained herein, establish the terms and conditions of your grant (the “Agreement”). The terms of the Plan are incorporated herein by reference. A copy of the Plan has been furnished to you electronically, and is accessible along with this Agreement. Please review the Plan carefully.

Vesting:

[VESTING TERMS]. Your option may also vest in connection with a Change in Control Event as described below.

Exercise:

You may exercise this option, in whole or in part, to purchase a whole number of vested shares at any time, by following the exercise procedures set up by the Company. All exercises must take place by the Last Date to Exercise, or such earlier date as is set forth below following your death, disability or your ceasing to be an employee, or a Change in Control Event. The number of shares you may purchase as of any date cannot exceed the total number of shares vested by that date, less any shares you have previously acquired by exercising this option.

Employment Requirements:

In the event of your termination of employment, retirement, death or total disability, then, subject to the terms described below under “Consequences of a Change in Control”, the following terms apply:

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If your employment is terminated by the Company without cause pursuant to Section 5(f) of your employment agreement with the Company, you will be able to exercise your stock options that are vested as of your last day of employment through the earlier of the option’s Last Date to Exercise or the first anniversary of the date your employment with the Company terminates

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If you terminate your employment at or after age 55 and you have 10 years of service at the time of your termination (any termination subject to this bulleted paragraph, “retirement”, and which, for the avoidance of doubt, shall not include any termination of your employment referenced in the bulleted paragraph immediately below), you will be able to exercise your stock options that are vested as of your last day of employment through the earlier of the option’s Last Date to Exercise or three (3) years after your last day of employment. All unvested stock options as of your last day of employment will be cancelled as of the close of business on your last day of employment.

•

If your employment is terminated due to your death or total disability as determined under the Company’s long term disability program, your unvested options become 100% vested as of your last day of employment. You, in the event of your total disability, or your estate, in the event of your death, have until the earlier of the option’s Last Date to Exercise or one (1) year after your last day of employment to exercise your options.

•

If your employment is terminated and such termination is other than (i) by the Company without cause or (ii) by reason of retirement (as defined below), death, or total disability, you will be able to exercise your stock options that are vested as of your last day of employment through the earlier of the option’s Last Date to Exercise or three (3) months after your last day of employment. All unvested stock options as of your last day of employment will be cancelled as of the close of business on your last day of employment.

The option may be transferred to your child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or you) control the management of assets, any other entity in which these persons (or you) own more than fifty percent of the voting interests. The transferee shall be subject to all the terms and conditions applicable to this option prior to the transfer. The transfer shall not be effective until you have notified the Company in writing that the transfer has occurred. Except as provided herein, this option shall not be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

Any reference in this Agreement to your “employment” refers to your employment by the Company (as defined in the Plan).

CEO April 2009

Taxes and Withholding:

This option is intended to be a nonstatutory stock option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

Agreements with the Company:

This stock option grant is subject to the terms and conditions of your signed and executed Prohibited Activity Agreement and your Employee Patent and Proprietary Information Utilization Agreement. If you terminate your employment with the Company and engage in any Prohibited Activity (as defined the Prohibited Activity Agreement) within two years after you terminate employment, you will repay to the Company the economic value of any stock option granted to you which is exercised by you at any time after the date which is twelve months prior to the date of your termination of employment.

Consequences of a Change in Control:

If there is a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event (as defined in the Plan)) and you were employed by the Company on the effective date of such Change in Control Event, your unvested stock options become 100% vested on the effective date of such Change in Control Event, and shall remain exercisable through the period ending on the earlier of:

1. The later of (i) the third anniversary of the effective date of such Change in Control Event or (ii) the first anniversary of the date the Employee’s employment with the Company terminates, or

2. The option’s Last Date to Exercise.

For purposes of this Agreement, a “Change in Control Event” means an event or occurrence set forth in any one or more of clauses (i) through (iv) below (including an event or occurrence that constitutes a Change in Control Event under one of such clauses but is specifically exempted from another such clause):

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership of any capital stock of PerkinElmer if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (A) the then-outstanding shares of common stock of PerkinElmer (the “Outstanding PerkinElmer Common Stock”) or (B) the combined voting power of the then-outstanding securities of PerkinElmer entitled to vote generally in the election of directors (the “Outstanding PerkinElmer Voting Securities”); provided, however, that for purposes of this paragraph (i), none of the following acquisitions of Outstanding PerkinElmer Common Stock or Outstanding PerkinElmer Voting Securities shall constitute a Change in Control Event: (I) any acquisition directly from PerkinElmer (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of PerkinElmer, unless the Person exercising, converting or exchanging such security acquired such security directly from PerkinElmer or an underwriter or agent of PerkinElmer), (II) any acquisition by PerkinElmer, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by PerkinElmer or any corporation controlled by PerkinElmer, or (IV) any acquisition by any corporation pursuant to a transaction which complies with subclauses (A) and (B) of clause (iii) of this definition; or

(ii)	such time as directors who are Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to PerkinElmer), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the grant date of your option or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving PerkinElmer or a sale or other disposition of all or substantially all of the assets of PerkinElmer (a “Business Combination”), unless, immediately following such Business Combination, each of the following

CEO April 2009

two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding PerkinElmer Common Stock and Outstanding PerkinElmer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, respectively, of the surviving, resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns PerkinElmer or substantially all of PerkinElmer’s assets either directly or through one or more other entities) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding PerkinElmer Stock and Outstanding PerkinElmer Voting Securities, respectively; and (B) no Person beneficially owns, directly or indirectly, 20% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	approval by the stockholders of PerkinElmer of a complete liquidation or dissolution of PerkinElmer.

CEO April 2009